Exhibit 10.8

STRATEGIC PARTNERSHIP AGREEMENT

THIS STRATEGIC PARTNERSHIP AGREEMENT is entered into as of the 8th of October, 2004 (the “Effective Date”) by and between MathStar, Inc., a Minnesota corporation (“MathStar”); Valley Technologies, Inc., a Pennsylvania corporation (“VTI”); and, for purposes of only Sections 2.5, 3.1.2 and 3.3, Gerald Petrole, the President and Chief Executive Officer of VTI (“Petrole”).  MathStar and VTI are hereinafter referred to as the “Parties” and individually as a “Party.”

RECITALS

WHEREAS, MathStar is a fabless semiconductor company addressing the reprogrammable logic markets with a new class of platform chips called “Field Programmable Object Arrays” (“FPOAs”), which are high performance, reprogrammable integrated circuits based on MathStar’s proprietary Silicon Object technology;

WHEREAS, VTI provides very high performance digital signal processing (“DSP”) and data acquisition boards and systems to the commercial and military markets;

WHEREAS, VTI is willing to be engaged in developing and supporting products, algorithms and applications for the FPOAs (the “VTI Products”), and VTI is willing to provide the services of Petrole to assist MathStar in marketing the FPOAs, all as provided herein;

WHEREAS, some of the VTI Products will be printed circuit board products utilizing FPOAs (the “Hardware Products”); and

WHEREAS, the Parties desire to set forth the terms and conditions under which such development and marketing shall take place.

NOW, THEREFORE, in consideration of the foregoing, the mutual promises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, MathStar and VTI hereby agree as follows:

SECTION 1

DEFINITIONS

As used throughout this Agreement, and in addition to the other definitions contained in this Agreement, the following terms shall have the meanings set forth below:

1.1.         “Affiliate” of a Party means any Person controlling, controlled by or under common control with such Party.  Two Persons will be considered to be affiliated with one another if one of them controls the other, or if both of them are controlled by a common third party.  One Person will be considered to control another Person if it has the power to direct or cause the direction of the management and policies of the other Person, whether directly or indirectly, through one or more intermediaries or otherwise, and whether by virtue of the ownership of shares or other equity interests, the holding of voting rights or contractual rights, or otherwise.

1.2.         “Agreement” means the terms and conditions contained in this Agreement and all attached Exhibits, Schedules, Attachments, and Addenda and any other documents made a part of this Agreement or incorporated by reference (including Statements of Work), as the same may be amended, modified or supplemented from time to time.

1.3.         “Bankruptcy Event” means that a Party:  (i) ceases conducting its business in the normal course; (ii) becomes insolvent or unable to meet its obligations as they become due; (iii) makes a general assignment for the benefit of its creditors; (iv) petitions, applies for, or suffers or permits, with or without its consent, the appointment of a custodian, receiver, trustee in bankruptcy or similar officer for all or any substantial part of its business or assets; or (v) avails itself or becomes subject to any proceeding under the United States Bankruptcy Code or any similar state, federal or foreign statute relating to bankruptcy, insolvency, reorganization, receivership, arrangement, adjustment of debts, dissolution or liquidation, which proceeding is not dismissed within sixty (60) days of the commencement thereof.

1.4.         “Change of Control” means with respect to a Party:  (i) the direct or indirect acquisition by another entity in a single transaction or series of related transactions of either (A) the majority of the voting stock of such Party or (B) all or substantially all of the assets of such Party; or (ii) such Party has merged with, or into, another entity, and the holders of securities of that Party representing 100% of the voting power before the merger hold less than 50% of the voting power of the surviving entity immediately after the merger.

1.5.         “Code” means the United States Internal Revenue Code of 1986, as amended.

1.6.         “Confidential Information” means information including, without limitation, Technology, that is transmitted or otherwise provided, directly or indirectly, by or on behalf of either Party to the other Party in connection with this Agreement and the activities hereunder, and that should reasonably have been understood by the receiving Party because of legends or other markings, the circumstances of disclosure or the nature of the information itself, to be proprietary and confidential to the disclosing Party.  Confidential Information may be disclosed in written or other tangible form (including on magnetic media) or by oral, visual or other means, including inspection or discovery of tangible objects.

1.7.         “Deliverable” means any tangible or intangible material, work or thing delivered by one Party to the other Party hereunder pursuant to this Agreement, including any associated Documentation.

1.8.         “Derivative Work” has the meaning ascribed to it under the United States Copyright Law, Title 17 U.S.C. Section 101 et. seq., as amended now or in the future.

1.9.         “Design Wins” means the acceptance by a customer or prospective customer of the FPOAs for use in or with respect to such customer’s or prospective customer’s products, as determined by the mutual agreement of the Parties.

1.10.       “Development Schedule” means the schedule for the completion of identified Deliverables as set forth in Exhibit A this Agreement or a Statement of Work.

1.11.       “Documentation” means all or any portion of the materials, in written or other tangible form (including on magnetic media), generated by either Party in the performance of development hereunder or generally made available by either Party for use in connection with the VTI Products and FPOAs including, without limitation, any summaries; designs; architectures; program logic; flow charts; program listings; functional or technical specifications; logical models; user guides; operator guides; installation and operation guides; and any other supporting or programming materials.

1.12.       “Enhancement” means any improvement, upgrade, new version of, enhancement to, fix, extension which is compatible or interoperable with, or any Derivative Work of, any Technology.

1.13.       “Fully Diluted Basis” means all shares of a Party’s capital stock outstanding as of any specified date and all shares of such Party’s capital stock subject to options, warrants, convertible debt or other rights to acquire such Party’s capital stock outstanding as of such date.

1.14.       “Intellectual Property Rights” means all rights of a Person in, to, or arising out of:  (i) any United States, international or foreign patent or any application therefor and any and all reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof; (ii) inventions (whether patentable or not in any country), invention disclosures, improvements, trade secrets, proprietary information, know-how, Technology and technical data; (iii) copyrights, copyright registrations, mask works, mask work registrations and applications therefor in the United States or any foreign country, and all other rights corresponding thereto throughout the world; (iv) Trademarks, Trademark registrations and applications therefor in the United States or any foreign country; (v) trade secrets; and (vi) any other proprietary rights in Technology anywhere in the world.

1.15.       “MathStar Common Stock” means the common stock of MathStar, $0.01 par value per share.

1.16.       “MathStar Personnel” means MathStar employees, agents and subcontractors and the employees and agents of any such subcontractors directly or indirectly supplied or otherwise used hereunder by MathStar.

1.17.       “MathStar Technology” shall mean Technology, including FPOAs, owned by or licensed to MathStar and provided to VTI hereunder, but excluding VTI Technology.

1.18.       “Person” means any individual or entity including, without limitation, any corporation, company, partnership, joint venture, association, joint stock company, trust, unincorporated association, limited liability corporation, limited liability partnership, firm, governmental entity or other person or entity of similar nature.

1.19.       “Revenues” means all revenues as recognized at any time by VTI in accordance with United States generally accepted accounting principles, consistently applied, from all sales, licenses, rentals, leases, subscriptions and any other dispositions of VTI Products, less actual returns, discounts and rebates, and from maintenance and support services rendered by or on behalf of VTI with respect to the VTI Products.

1.20.       “Software” means all tangible and intangible information in object code form constituting one or more computer or apparatus programs and the informational content of such programs including, without limitation, associated data files, data (including image and sound data), design tools, user interfaces, templates, menus, buttons and icons, together with all related Documentation.

1.21.       “Specifications” means the specifications as set forth in Exhibit A to this Agreement and any amendments or changes to such specifications made in accordance with this Agreement.

1.22.       “Statement of Work” means a written document that is mutually agreed upon by the Parties setting forth the requirements for the development of VTI Products and FPOAs and Enhancements to VTI Products and FPOAs.  Each Statement of Work shall be effective only when signed by the Parties.  Once agreed upon and executed by the Parties, a Statement of Work shall be deemed incorporated into and shall become a part of this Agreement.

1.23.       “Technology” means all technology, including all know-how, show-how, techniques, design rules, trade secrets, inventions (whether or not patented or patentable), algorithms, routines and Software and associated Documentation, files, data-bases, works of authorship, processes, devices and hardware.

1.24.       “Trademarks” means all trademarks, trade names, service marks, logos, trade dress or the like, now owned or hereafter acquired by either Party, and all other trademarks, trade names, service marks and logos identifying or used in connection with their respective Technology, whether or not registered in any jurisdiction.

1.25.       “VTI Personnel” means VTI employees, agents and subcontractors and the employees and agents of any such subcontractors directly or indirectly supplied or otherwise used hereunder by VTI, including Petrole.

1.26.       “VTI Technology” shall mean Technology owned by or licensed to VTI and used hereunder to develop the VTI Products, but excluding MathStar Technology.

SECTION 2

DEVELOPMENT, MARKETING AND RELATED OBLIGATIONS

2.1.         Development.

2.1.1.      Development of VTI Products.  During the period beginning September 1, 2004 and through and including the date one year from the effective date, using the FPOAs and other MathStar Technology licensed to VTI hereunder, VTI shall expend at least Two Million and 00/100 Dollars ($2,000,000.00) on the development of the VTI Products in accordance with the Specifications and Development Schedule set forth in Exhibit A, as such Specifications and Development Schedule may be amended or modified by

Statements of Work.  Of the $2,000,000.00, at least One Hundred Thousand and 00/100 Dollars ($100,00.00) will be spent on MathStar development tools, including development software.  As reasonably requested by VTI, MathStar shall assist VTI in such development and shall allow VTI access to the source code and related Documentation including, without limitation, all updates, Enhancements and new versions (collectively, the “Source Materials”) for the FPOAs for the purpose of VTI undertaking such development.  As reasonably requested by MathStar, VTI shall allow MathStar access to the Source Materials for the VTI Products for the purpose of MathStar assisting VTI in such development.

2.1.2.      Ownership of Intellectual Property Rights in VTI Products.  The Parties agree that VTI shall own all Intellectual Property Rights contained in the VTI Products.  Notwithstanding such rights, the Parties agree that MathStar shall retain exclusive ownership of all Intellectual Property Rights contained in or related to the FPOAs.  The Parties shall cooperate with each other to register and enforce against third parties all Intellectual Property Rights that the Parties mutually agree should be registered and enforced with respect to the VTI Products and the FPOAs.

2.1.3.      Planning Committee.  The Parties shall appoint employees from each Party to a planning committee (the “Planning Committee”).  The Planning Committee’s responsibilities shall include, but not be limited to, planning and monitoring development activities, scheduling, marketing, pricing conditions and other matters relating to the Parties’ obligations under this Agreement.  The Parties agree that the Planning Committee’s membership can be changed from time to time to properly staff the Planning Committee to address relevant issues.  The Planning Committee shall be responsible for:  (i) deciding on and approving specifications for the VTI Products; (ii) coordinating and disseminating all development schedules; and (iii) coordinating joint marketing efforts.

2.2.         Subcontracting.  Either Party may subcontract the performance of any portion of the development to be performed under this Agreement to any third party subject to the other Party’s prior consent, which consent shall not be unreasonably withheld.  The Parties agree that no subcontracting to a direct or indirect competitor of either Party will occur hereunder.  Each Party shall provide the other Party with the names of any third parties to whom the subcontracting party subcontracts the performance of any portion of the development under this Agreement, along with proof of receipt of written assurances and warranties by such third party contractors regarding ownership of all resulting Intellectual Property Rights by MathStar and VTI jointly, indemnification and confidentiality.  Notwithstanding any such subcontracting, unless otherwise agreed by the Parties in writing, each Party shall in any event and at all times remain liable for performance of its obligations under this Agreement.

2.3.         No Limitation of Other Rights.  The acceptance by either Party of any Deliverable from the other Party pursuant to this Agreement shall not limit in any manner the accepting Party’s rights pursuant to any other provision of this Agreement including, without limitation, any warranty granted hereunder.

2.4.         Marketing Activities.  During the Term, MathStar and VTI shall jointly market the VTI Products, which marketing activities may include, but may not be limited to, the following:

(i)            promoting, distributing, soliciting and obtaining orders for the VTI Products;

(ii)           demonstrating the VTI Products’ utility for distributors, potential resellers, customers and potential customers;

(iii)          publishing information about the VTI Products, including electronically and on the Parties’ respective websites;

(iv)          demonstrating the VTI Products for industry analysts;

(v)           including the VTI Products in trade shows, conferences and other marketing events;

(vi)          determining the packaging, branding and/or any advertising campaigns and promotions for the VTI Products; and

(vii)         determining pricing for the VTI Products.

Each of MathStar and VTI shall bear its own expenses in connection with the marketing activities set forth in this Section 2.4.

2.5.         Services of Petrole.  During the period ending twelve (12) months from the Effective Date, VTI shall provide MathStar with the services of Petrole, who shall promote the use of FPOAs in the military and space industries and secure Design Wins for the FPOAs on behalf of MathStar.  Petrole shall remain an employee of VTI for all purposes and shall not become an employee of MathStar.

2.5.1.      Fee Paid to VTI.  In consideration of VTI providing Petrole’s services to MathStar as provided in the foregoing paragraph, MathStar shall pay to VTI the amount of Twelve Thousand Five Hundred and 00/100 Dollars ($12,500.00) per calendar month.  Such payment shall be made with respect to services rendered in each calendar month on or before the fifteenth (15th) calendar day of the next calendar month.  By way of example, and not by way of limitation, for services rendered by Petrole in January 2005, MathStar is to pay to VTI $12,500.00 on or before February 15, 2005.

2.5.2.      Expense Reimbursement.  MathStar shall reimburse VTI for all normal, reasonable business travel expenses incurred by VTI with respect to Petrole rendering the services as provided in this Section 2.5.  MathStar shall reimburse VTI within thirty (30) calendar days after receiving reasonable proof of the incurrence and amount of such expenses; provided, that MathStar shall not be obligated to make such reimbursement payment more often than once every calendar month.  Expenses of greater that $1,000 shall receive the prior approval of MathStar’s Vice President of Sales and Marketing. In the case of travel expenses, the purpose of which is to benefit both VTI and MathStar, VTI and MathStar shall agree on the proper allocation of expenses between the Parties.

2.6.         Technical Training.  At each Party’s reasonable request to the other Party, and upon at least ten (10) days’ written notice by such requesting Party to the other Party, the Party receiving the notice will provide the other Party with technical training for personnel selected by the requesting Party at such times and locations as shall be mutually agreed to by the Parties.  Each Party shall bear its own expenses in connection with complying with this Section 2.6.

2.7.         Maintenance and Support Services.  VTI shall be principally responsible under this Agreement for providing maintenance and support services to customers and other end-users of the VTI Products with respect to the VTI Products.  As reasonably requested by VTI, MathStar shall assist VTI in rendering such services.  Each Party shall bear its own expenses in complying with this Section 2.7.

SECTION 3

OTHER AGREEMENTS

3.1.         Warrants to Purchase MathStar Common Stock.

3.1.1.      VTI Warrants and VTI Employee Warrants.  On the Effective Date, MathStar shall issue to VTI warrants to purchase a total of 250,000 shares of MathStar Common Stock (the “VTI Warrants”).  Within twelve months (12) after the Effective Date, MathStar shall issue to individuals who are key employees of VTI (the “VTI Employees”), and who are identified in written notices given by VTI to MathStar as hereinafter provided from time to time during the twelve (12)-month period described in the foregoing sentence, warrants to purchase a total of five hundred thousand (500,000) shares of MathStar Common Stock (the “VTI Employee Warrants”).  The VTI Warrants and the VTI Employee Warrants shall have a term of ten (10) years from the Effective Date, shall have an initial exercise price of $2.00 per share, shall vest as to one-third of the shares subject to the VTI Warrants and the VTI Employee Warrants on each of the first, second and third anniversary dates of the Effective Date, provided that the Agreement is then in effect, and shall otherwise be in the form attached hereto as Exhibit B.  During the twelve (12)-month period described in the first sentence of this Section 3.1.1, VTI shall identify in written notices to MathStar the identities, addresses and Social Security numbers of the VTI Employees and the number of VTI Employee Warrants each VTI Employee is to receive.  MathStar shall not have any obligation to issue any VTI Employee Warrants after the expiration of the twelve (12)-month period described in the first sentence of this Section 3.1.1.  In addition, and notwithstanding the foregoing, MathStar will not be obligated to issue the VTI Employee Warrants to the VTI Employees if MathStar determines, in its sole discretion, that such transfers would be in violation of applicable securities laws.  The VTI Warrants and the VTI Employee Warrants shall terminate and be of no further force or effect with respect to any portion thereof that has not vested upon the termination or expiration of this Agreement.

3.1.2.      Petrole Warrants.  Upon the execution of this Agreement, MathStar shall issue to Petrole warrants to purchase a total of two hundred fifty thousand (250,000) shares of MathStar Common Stock (the “Petrole

* Confidential Treatment has been requested, the portion indicated has been redacted and the redacted portion has been separately filed with the Securities and Exchange Commission.

Warrants”).  The Petrole Warrants shall have a term of five (5) years from the Effective Date, shall have an initial exercise price of $2.00 per share, shall vest as to 50,000 shares of MathStar Common Stock upon the achievement of each Design Win, and shall otherwise be in the form attached hereto as Exhibit C.  The Petrole Warrants shall terminate and be of no further force or effect with respect to any portion thereof that has not vested on or before the first anniversary date of the Effective Date.

3.2.         MathStar Option.  VTI hereby grants to MathStar an option (the “MathStar Option”) to purchase a number of shares of VTI’s capital stock equal to ten percent (10%) of VTI’s shares of capital stock on a Fully Diluted Basis as of the date of exercise of the MathStar Option, after taking into account the shares subject to the MathStar Option,  for a total purchase price of one million and 00/100 Dollars ($1,000,000.00).  The MathStar Option shall vest as to 100% of the shares of capital stock subject to the MathStar Option immediately after VTI becomes a Subchapter C corporation under the Code or upon the termination or expiration of this Agreement, whichever occurs first.  The MathStar Option shall have a term of ten (10) years from the Effective Date.

3.3.         Right of First Refusal.  Until three years after the Effective Date, if VTI proposes to enter into a Change of Control, MathStar shall have the exclusive right of first refusal (the “Right of First Refusal”) to acquire all shares of VTI capital stock then outstanding in cash for a purchase price that is equivalent to the purchase price to be paid in the Change of Control transaction (whether the consideration involved in such Change of Control transaction consists of cash, securities and/or other property).  When VTI has knowledge of a potential Change of Control transaction involving VTI, it shall notify MathStar in writing within five (5) calendar days of obtaining such knowledge.  MathStar then shall have thirty (30) calendar days after receiving the written notice from VTI to exercise its Right of First Refusal hereunder, and it shall exercise such Right of First Refusal by giving written notice to VTI within such thirty (30) day period.  The closing of the exercise by MathStar of the Right of First Refusal the shall occur on such time and date and at such place as shall be mutually agreed upon by the Parties.  Petrole hereby agrees for himself individually and the shares of VTI capital stock beneficially owned by him that he shall be bound by the terms of this Section 3.3.

3.4.         Independent Contractors.

3.4.1.      The relationship of the Parties hereunder shall be that of independent contractors.  Accordingly, and without modification of any obligations of either Party under this Agreement, each Party will provide day-to-day management and supervision of the development and marketing tasks for which it is responsible under the terms of this Agreement including, without limitation, determining the time, scheduling, manner, method and place of performance.

3.4.2.      VTI represents and warrants that pursuant to the Code, the regulations promulgated thereunder and applicable provisions of common law, all VTI Personnel will be independent contractors in relation to MathStar.  Accordingly, VTI will file any and all required forms and necessary payments appropriate to the status of VTI Personnel as independent contractors in relation to MathStar.  If such independent contractor status is denied or changed and any VTI Personnel are declared to have “employee” status with respect to MathStar, VTI agrees to hold MathStar harmless from and against all costs, including any interest, penalties and legal fees, which MathStar may incur as the result of such change in status.

3.5.         Personnel Taxes and Benefits.  Each Party shall be responsible for all employee-related benefits applicable to its personnel performing development, marketing or other activities under this Agreement.  Neither Party shall be obligated to provide the other Party’s personnel with employee benefits of any type unless otherwise required by law.  Each Party is responsible for withholding its portion of Federal Insurance Contributions Act (“FICA”) taxes and for withholding income taxes for federal and state income tax purposes in the manner required by law.  Each Party will, in a timely manner, pay over all amounts withheld to the Internal Revenue Service or to the appropriate state or foreign government authorities, as the case may be, and will timely pay its share of all FICA and Federal Unemployment Tax Act taxes for all of its personnel performing work under this Agreement.  Each Party shall be indemnified and held harmless by the other Party from any liability, cost or expense, including any interest, penalties and legal fees, that may be assessed against or incurred by the other Party’s failure to make any such payment.

3.6.         Nonsolicitation.  During the Term and for a period of twelve (12) months thereafter, neither Party will directly or indirectly solicit for employment any employees of the other Party; provided, however, that this Section 3.6 shall not be construed as precluding either Party from hiring any Person that seeks employment or responds to a general advertisement.

3.7.         Competing Products.  Without MathStar’s express written consent, VTI shall not reproduce FPOAs or related Documentation, in whole or in part, in any form or medium, except as permitted under this Agreement.  Except as provided in this Agreement, VTI shall not engage, directly or indirectly, or in concert with any Person, in the distribution or sale of any platform chips or other products competitive with FPOAs during the Term and for a period of two (2) years thereafter.  Without VTI’s express written consent, MathStar shall not reproduce VTI Products or related Documentation, in whole or in part, in any form or medium, except as permitted under this Agreement.  Except as provided in this Agreement, MathStar shall not directly engage in the distribution or sale of any products competitive with VTI Products during the Term and for a period of two (2) years thereafter.

3.8.         Communication.  During the Term, MathStar and VTI will communicate regularly with each other as appropriate on issues relating to the development, marketing and distribution of the VTI Products and FPOAs.  Each Party agrees to use reasonable efforts to ensure that all actions and statements made by its employees about VTI Products and FPOAs do not adversely affect the other Party’s goodwill, reputation or products.

3.9.         Royalty; Reports and Audit Rights.  During the Term, VTI shall pay to MathStar a royalty (the “Royalty”) equal to * of all Revenues derived from the Hardware Products and, in connection therewith, the parties agree to the following provisions:

* Confidential Treatment has been requested, the portion indicated has been redacted and the redacted portion has been separately filed with the Securities and Exchange Commission.

3.9.1.      Reports.  Within ten (10) days after the last day of each calendar quarter, VTI shall deliver to MathStar a report showing, in reasonable detail, the types and sources of Revenues recognized by VTI during each calendar month in such calendar quarter, the number of VTI Products generating such Revenues and the total amount of all Revenues.  All Revenues shall be recorded on the reports in United States Dollars.  Any monetary conversions required to make the report shall be calculated based on the exchange rate reported by The Wall Street Journal on the last business day of the calendar month for which the Revenues are reported.

3.9.2.      Audit Rights.  Upon reasonable prior notice, MathStar shall have the right to appoint an independent accounting firm or other agent reasonably acceptable to VTI to examine such financial books, records and accounts during VTI’s normal business hours to verify the information contained in any of the reports provided by VTI pursuant to Section 3.9.1, subject to the execution of VTI’s standard confidentiality agreement by the accounting firm or agent; provided, however, that execution of such agreement will not preclude such firm from reporting its audit results to MathStar.  If such audit discloses an underreporting of Revenues of 5% or more, VTI will bear all costs associated with any such audit.  In every other case, MathStar shall bear such costs.  In no event will VTI be subject to more than two audits per year unless the audit for the prior year or other period disclosed an underreporting of Revenues of 5% or more.

3.9.3.      Payment of Revenues.  Within fifteen (15) calendar days after the end of each calendar quarter, VTI shall pay to MathStar, by wire transfer or other immediately available funds, the Royalty for such calendar quarter.

3.10.       Costs and Expenses.  Unless expressly provided otherwise in this Agreement, each Party shall be responsible for paying its own costs and expenses of performing its obligations and duties under this Agreement.

3.11.       Conflicting Agreements.  During the Term and for a period of twelve (12) months thereafter, and except for this Agreement:

(i)            MathStar shall not enter into an agreement or arrangement with any other Person which involves the use of FPOAs by such Person or such Person’s Affiliates in the development of single board computers and, in addition, involves the issuance of MathStar Common Stock to such Person or such Person’s Affiliates; and

(ii)           VTI shall not enter into an agreement or arrangement with any other Person which involves the use of such other Person’s integrated circuits in the development or production of single board computers by VTI or its Affiliates and, in addition, involves the issuance of VTI’s capital stock to such Person or such Person’s Affiliates.

SECTION 4

LICENSES AND PROPRIETARY RIGHTS

4.1.         VTI Technology.  VTI shall own all rights, title and interest in and to all VTI Technology and any Derivative Works thereof, including all Intellectual Property Rights therein and thereto.

4.2.         MathStar Technology.  MathStar shall retain exclusive ownership of all rights, title and interest in and to all MathStar Technology and any Derivative Works thereof, including all Intellectual Property Rights therein and thereto.

4.3.         Prohibitions Against Modifications.  Except as may otherwise be provided in this Agreement, during the Term, neither Party shall:  (i) modify, adapt, translate, localize, distribute or create Derivative Works of the VTI Products or FPOAs except with the prior written consent of the Other Party; (ii) decompile, disassemble, reverse engineer or otherwise reduce the VTI Products or FPOAs to human perceptible form; (iii) remove or allow to be removed the other Party’s copyright, Trademark, trade secrets or other proprietary rights notice from any unit of VTI Products or FPOAs; or (iv) make copies of the VTI Products or FPOAs or related documentation except for back copies if needed for such Party to fulfill its obligations under this Agreement.

4.4.         Disclosure of Third Party Materials.  Each Party shall promptly disclose to the other party the extent to which any Deliverable, or any portion thereof, uses, incorporates or is dependent upon Technology owned by or licensed from third parties, and the disclosing Party shall obtain for the other Party, at no cost to the other Party, any license rights to any Intellectual Property Rights embodied in any Deliverable necessary or appropriate to the other Party’s right to use such Deliverable.

4.5.         Trademark License.  Each Party authorizes the other Party to use its current and future Trademarks solely in connection with the marketing and distribution of VTI Products and FPOAs pursuant to this Agreement.  Each Party shall use the Trademarks of the other Party solely in accordance with the quality control requirements from the other Party and agrees that the other Party may, from time to time, revise these quality control requirements for the purpose of protecting the standards of quality established for that Party’s goods and services sold under the Trademarks and protecting that Party’s rights in the Trademarks.

4.6.         No Other Licenses.  Except as expressly set forth in this Agreement, nothing contained in this Agreement shall be construed as granting or conferring, by implication, estoppel or otherwise, any license or right under any Intellectual Property Rights, whether now existing or hereafter obtained, and no such license or other right shall arise from this Agreement or from any acts or omissions in connection with the execution of this Agreement or the performance of the obligations of the Parties hereunder.

4.7.         Tangible Property.  Unless otherwise agreed to in writing, any tangible property including, but not limited to, Documentation and equipment or material of every description furnished by one Party to the other Party hereunder, is and shall main the property of the furnishing Party.  The Parties shall not use such property except in performing its obligations under this Agreement.  All such property shall be returned to the furnishing Party upon the earlier of either the furnishing Party’s request, the completion or termination of the relevant services or the expiration or termination of this Agreement.

4.8.         Access.   Throughout the Term of this Agreement, both Parties shall have access to the Intellectual Property of the other to the extent required to fulfill their obligations under this Agreement.

4.9.         Bankruptcy Event.  If a Bankruptcy Event occurs with respect to either Party, or if either Party terminates this Agreement under Section 9.2 or Section 9.3, the other Party shall forthwith be entitled to a complete duplicate of (or complete access to, as appropriate) any Technology licensed to it hereunder and all embodiments of such Technology and the same, if not already in such Party’s possession, shall be delivered to the Party upon that Party’s written request.  In any of such events, the Party entitled to the Technology shall have the non-exclusive, perpetual, worldwide, royalty-free right to fully exploit in any manner all such Technology and Intellectual Property Rights and to perform any and all of the other Party’s obligations hereunder.

SECTION 5

REPRESENTATIONS AND WARRANTIES

5.1.         VTI Representations and Warranties.  As an inducement to MathStar entering into this Agreement, VTI represents and warrants to MathStar on the Effective Date and on an ongoing basis as follows:

5.1.1.      Organization Representations; Enforceability.  VTI is duly organized, validly existing and in good standing under the laws of the State of Pennsylvania.  The execution and delivery of this Agreement by VTI and the transactions contemplated hereunder have been duly and validly authorized by all necessary action on the part of VTI.  This Agreement constitutes a valid and binding obligation of VTI enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors’ rights generally and by general principles of equity (whether applied at law or in equity).

5.1.2.      No Conflict.  The entering into and performance of this Agreement by VTI does not and will not violate, conflict with or result in a material default under any other contract, agreement, indenture, decree, judgment, undertaking, conveyance, lien or encumbrance to which VTI is a party or by which it or any of its properties is or may become subject or bound.  VTI will not grant any rights under any future agreement, nor will it permit or suffer any lien, obligation or encumbrance, that will conflict with the full enjoyment by MathStar of MathStar’s rights under this Agreement.

5.1.3.      Right to Make Full Grant.  VTI has and shall have all requisite ownership, rights, licenses, capital structure and corporate authority to perform its obligations under this Agreement fully as contemplated hereby and to grant to MathStar all rights with respect to the VTI Technology, Deliverables, VTI Products, the MathStar Option, the Right of First Refusal and Intellectual Property Rights purported to be granted by VTI to MathStar hereunder, free and clear of any and all agreements, liens, adverse claims, encumbrances and interests of any Person including, without limitation, VTI’s employees, agents and contractors and such contractors’ employees and agents who have provided, are providing or will provide services with respect to the development of the Deliverables.

5.1.4.      Noninfringement.  Nothing contained in the VTI Technology or contained or to be contained in the VTI Products will infringe, violate or misappropriate any Intellectual Property Right of any third party, and no characteristic of the VTI Technology contained or to be contained in the VTI Products does or will cause manufacturing, using, licensing, maintaining or selling the VTI Products to infringe, violate or misappropriate any Intellectual Property Right of any third party.

5.1.5.      No Harmful Code or Viruses.  To VTI’s knowledge, the VTI Products will contain no matter which is injurious to end-users or their property, “booby traps,” “time bombs” or other programming that may interfere with the normal functioning of the VTI Products or the end-user’s equipment, programs or data.  To VTI’s knowledge, the VTI Products will be free from computer viruses.

5.1.6.      Performance.  VTI represents and warrants to MathStar that the VTI Products will substantially perform in accordance with the Specifications therefor.

5.1.7.      Indemnity.  VTI shall be responsible for, indemnify and hold MathStar harmless from, any damages, costs, liabilities and/or expenses (including, without limitation, reasonable attorneys’ fees), arising out of the breach of the foregoing Sections 5.1.1 through 5.1.6 (inclusive).

5.2.         MathStar’s Representations and Warranties.  As an inducement to VTI entering into this Agreement, MathStar represents and warrants to VTI on the Effective Date and on an ongoing basis as follows:

5.2.1.      Organization Representations; Enforceability.  MathStar is duly organized, validly existing and in good standing under the laws of the State of Minnesota.  The execution and delivery of this Agreement by MathStar and the transactions contemplated hereunder have been duly and validly authorized by all necessary action on the part of MathStar.  This Agreement constitutes a valid and binding obligation of MathStar enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors’ rights generally and by general principles of equity (whether applied at law or in equity).

5.2.2.      No Conflict.  The entering into and performance of this Agreement by MathStar does not and will not violate, conflict with or result in a material default under any other contract, agreement, indenture, decree, judgment, undertaking, conveyance, lien or encumbrance to which MathStar is a party or by which it or any of its properties is or may become subject or bound.  MathStar will not grant any rights under any future agreement, nor will it permit or suffer any lien, obligation or encumbrance, that will conflict with the full enjoyment by VTI of VTI’s rights under this Agreement.

5.2.3.      Right to Make Full Grant.  MathStar has and shall have all requisite ownership, rights and licenses to perform its obligations under this Agreement fully as contemplated hereby and to grant to VTI all rights with respect to the MathStar Technology, FPOAs, VTI Warrants, VTI Employee Warrants, Petrole Warrants, and Intellectual Property Rights purported to be granted by MathStar to VTI hereunder, free and clear of any and all agreements, liens, adverse claims, encumbrances and interests of any Person including, without limitation, MathStar’s employees, agents and contractors and such contractors’ employees and agents who have provided, are providing or will provide services with respect to the development of the Deliverables.

5.2.4.      Noninfringement.  Nothing contained in the MathStar Technology contained or to be contained in the FPOAs will infringe, violate or misappropriate any Intellectual Property Right of any third party, and no characteristic of the FPOAs contained or to be contained in the VTI Products does or will cause manufacturing, using, licensing, maintaining or selling the VTI Products to infringe, violate or misappropriate any Intellectual Property Right of any third party.

5.2.5.      No Harmful Code or Viruses.  To MathStar’s knowledge, the FPOAs to be delivered by MathStar to VTI for use in the VTI Products will contain no matter which is injurious to end-users or their property, “booby traps,” “time bombs” or other programming that may interfere with the normal functioning of the VTI Products or the end-user’s equipment, programs or data.  To MathStar’s knowledge, such FPOAs will be free from computer viruses.

5.2.6.      Performance.  MathStar represents and warrants to VTI that the FPOAs will substantially perform in accordance with the Specifications therefor.

5.2.7.      Indemnity.  MathStar shall be responsible for, indemnify and hold VTI harmless from, any damages, costs, liabilities, and/or expenses (including, without limitation, reasonable attorneys’ fees), arising out of the breach of the foregoing Sections 5.2.1 through 5.2.6 (inclusive).

5.3.         Warranty Disclaimer.  EXCEPT AS SET FORTH IN THIS AGREEMENT AND IN ANY APPLICABLE STATEMENT OF WORK, NEITHER PARTY MAKES ANY WARRANTIES, WHETHER EXPRESS, IMPLIED OR STATUTORY, REGARDING OR RELATING TO THE SUBJECT MATTER HEREOF.  EACH PARTY SPECIFICALLY DISCLAIMS ALL IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE SUBJECT MATTER HEREOF.

5.4.         Consequential Damages.  Notwithstanding any other provisions of this Agreement, and with the exception of the infringement indemnification set forth in Sections 5.1.7 and 5.2.7 of this Agreement, neither Party (“Defending Party”) shall be liable to the other Party or any Person claiming by, through or under the other Party for any special, incidental, indirect or consequential damages whatsoever including, but not limited to, loss of profits or loss of business, arising out of, or resulting from Defending Party’s performance of this Agreement, from any cause or causes including, without limitation, any such damages caused by the negligence, professional errors or omissions, strict liability, or breach of contract or warranty, express or implied, of the Defending Party or its partners, employees, agents or subcontractors, even if advised of the possibility of such damages.

5.5.         Failure of Essential Purpose.  The Parties agree that the limitations specified in this Section 5 shall survive and apply even if any limited remedy specified in this Agreement is found to have failed of its essential purpose.

SECTION 6

CONFIDENTIAL INFORMATION

6.1.         Terms of Agreement.  The terms of this Agreement are the Confidential Information of both Parties and shall not be disclosed by either Party in any manner (including, but not limited to, news releases, articles, brochures, advertisements, speeches or other information releases) without the prior written consent of the other Party, which shall not be unreasonably withheld.

6.2.         Limitations on Use and Disclosure.  Each Party receiving Confidential Information (the “Recipient”) agrees as to any such Confidential Information that may be disclosed to it by the other Party hereunder (the “Discloser”):

(i)            to protect such Confidential Information from disclosure to others, using the same degree of care used to protect its own confidential or proprietary information of like importance, but in any case using no less than a reasonable degree of care.  Recipient may disclose Confidential Information received hereunder to (A) its Affiliates who agree, in advance, in writing, to be bound by this Agreement, and (B) to its employees and subcontractors, and its Affiliates’ employees and subcontractors, who have a need to know, for the purpose of this Agreement, and who are bound to protect, the received Confidential Information from unauthorized use and disclosure under the terms of a written agreement.  Confidential Information shall not otherwise be disclosed to any third party without the prior written consent of the Party owning such Confidential Information;

(ii)           to use such Confidential Information only for the purposes of this Agreement;

(iii)          not to make copies of any such Confidential Information or any part thereof except for the purposes of this Agreement; and

(iv)          to reproduce and maintain on any copies of any Confidential Information such proprietary legends or notices as are contained in or on the original or as the owner of the Confidential Information may otherwise reasonably request.

6.3.         Technology.  The Parties agree that the MathStar Technology and the VTI Technology, as applicable, and Deliverables embodying the same, shall be deemed the Confidential Information of the Party owning such Technology under the terms hereof.

6.4.         Exceptions.  The restrictions of this Section 6 on use and disclosure of Confidential Information shall not apply to information that (i) was publicly known at the time of Discloser’s communication thereof to Recipient; (ii) becomes publicly known through no fault of Recipient subsequent to the time of Discloser’s communication thereof to Recipient; (iii) was in Recipient’s possession free of any obligation of confidence at the time of Discloser’s communication thereof to Recipient; (iv) is developed by Recipient independently of and without reference to any of Discloser’s Confidential Information or other information that Discloser disclosed in confidence to any third party; (v) is rightfully obtained by Recipient from third parties authorized to make such disclosure without restriction; or (vi) is identified by Discloser as no longer proprietary or confidential.  In addition to the foregoing, it is understood and agreed that nothing contained in this Section 6 is intended to, nor shall, restrict the use by either Party of general ideas, concepts, approaches, techniques or know-how learned or developed by such Party as a result of access to Discloser’s Confidential Information; provided, however, that such ideas, concepts, approaches, techniques or know-how are not embodied or specifically described in written information, software code or other tangible form furnished by the Discloser to such Party hereunder.

6.5.         Disclosure Pursuant to Legal Requirement.  If Recipient is required by law, regulation or court order to disclose any of Discloser’s Confidential Information, Recipient will promptly notify Discloser in writing before making any such disclosure in order to facilitate Discloser seeking a protective order or other appropriate remedy from the proper authority.  Recipient agrees to cooperate with Discloser in seeking such order or other remedy.  Recipient further agrees that if Discloser is not successful in precluding the requesting legal body from requiring the disclosure of the Confidential Information, it will furnish only that portion of the Confidential Information which is legally required and will exercise all reasonable efforts to obtain reliable assurances that confidential treatment will be accorded the Confidential Information.

6.6.         Return of Confidential Information.  All Confidential Information disclosed under this Agreement (including information in computer software or held in electronic storage media) shall be and remain the property of Discloser.  All such information in any computer memory or data storage apparatus shall be erased or destroyed and all such information in tangible form shall be returned to Discloser, promptly upon the earlier of:  (i) the written consent of the Discloser; or (ii) completion or termination of the applicable Statement of Work; or (iii) termination or expiration of this Agreement, and shall not thereafter be retained in any form by Recipient.  If Discloser requests the return of Confidential Information pursuant to subsection (i) of this Section 6.6, then Recipient shall comply with such request; provided, however, that if returning such Confidential Information prevents Recipient from exercising a license granted hereunder, such request shall constitute a material breach of this Agreement.  In addition to the foregoing, if either Party has received the other Party’s source code in furtherance of the purposes of the Agreement, the Party receiving such source code shall return or destroy all copies thereof as soon as reasonably practical after no longer having a need for such source code.

6.7.         Equitable Relief.  The Parties acknowledge that their respective Confidential Information is unique and valuable, and that breach by either Party of the obligations of this Agreement regarding such Confidential Information and Intellectual Property Rights will result in irreparable injury to the affected Party for which monetary damages alone would not be adequate remedy. Therefore, the Parties agree that in the event of a breach or threatened breach of such provisions, the affected Party shall be entitled to specific performance and injunctive or other equitable relief as a remedy for any such breach or anticipated breach without the necessity of posting a bond.  Any such relief shall be in addition to and not in lieu of any appropriate relief in the way of monetary damages.

SECTION 7

LIMITATIONS OF LIABILITY

EXCEPT (A) AS TO THE OBLIGATIONS OF THE PARTIES UNDER SECTION 8, (B) FOR LIABILITY ARISING OUT OF BREACHES OF SECTION 6 AND (C) ANY MISUSE OR MISAPPROPRIATION OF A PARTY’S INTELLECTUAL PROPERTY RIGHTS BY THE OTHER PARTY HERETO, TO THE MAXIMUM EXTENT ALLOWED BY APPLICABLE LAW, UNDER NO CIRCUMSTANCES SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY SPECIAL, INCIDENTAL, INDIRECT, STATUTORY OR CONSEQUENTIAL DAMAGES (INCLUDING LOST REVENUE OR PROFITS) RESULTING FROM, ARISING OUT OF, OR RELATED TO ITS PERFORMANCE OR FAILURE TO PERFORM ANY OF ITS OBLIGATIONS UNDER, OR BREACH OF, THIS AGREEMENT, WHETHER OR NOT THE OTHER PARTY HAS BEEN ADVISED, KNEW, OR SHOULD HAVE KNOWN OF THE POSSIBILITY OF SUCH DAMAGES.  EXCEPT (X) AS TO THE OBLIGATIONS OF THE PARTIES UNDER SECTION 8, (Y) FOR LIABILITY ARISING OUT OF BREACHES OF SECTION 6 AND (Z) ANY MISUSE OR MISAPPROPRIATION OF A PARTY’S INTELLECTUAL PROPERTY RIGHTS BY THE OTHER PARTY HERETO, EACH PARTY’S LIABILITY FOR DAMAGES SHALL BE LIMITED TO THE AMOUNT OF REVENUES TO WHICH IT IS ENTITLED UNDER THIS AGREEMENT.

SECTION 8

INDEMNITY

Each Party (as applicable, an “Indemnifying Party”) will defend at its expense and indemnify and hold harmless the other Party and its respective directors, officers, employees, agents, advisers and customers (each, an “Indemnitee”) from and against any action, suit or other proceeding, or settlement thereof, to the extent that such action, suit or proceeding arises out of or results from (i) damage to tangible personal property and personal injury or death arising from any occurrence caused by any act or omission of the Indemnifying Party related to the performance of this Agreement; or (ii) any claim, allegation or finding that any exploitation of any Technology of the Indemnifying Party or portion thereof infringes the Intellectual Property Rights of any third party.  The Indemnifying Party shall pay those losses, damages, expenses and costs including, without limitation, interest, penalties and fees of attorneys and accountants, awarded against, or incurred by, any Indemnitee in, or as a result of, any such suit, action or other proceeding, or any settlement thereof, provided that (A) the Indemnitee reasonably promptly notifies the Indemnifying Party in writing of any such claim, (B) the Indemnifying Party is accorded control of the defense and of all negotiations for settlement or compromise of such claim, and (C) the Indemnitee cooperates with the Indemnifying Party, at the Indemnifying Party’s expense, in the defense and settlement of such claim, including providing to the

Indemnifying Party, at the Indemnifying Party’s expense, such information and assistance as the Indemnifying Party may reasonably request.  The Indemnitee may, at its own expense, be represented in such defense.

SECTION 9

TERM AND TERMINATION

9.1.         Term.  Unless earlier terminated in accordance with its terms, the initial term of this Agreement shall commence as of the Effective Date and shall remain in full force and effect until and including September 30, 2007 (the “Term”).  Unless earlier terminated by either of the Parties as otherwise provided in this Agreement, this Agreement shall automatically renew for successive one (1)-year periods, commencing on October 1 of each year and ending on September 30 of the following year unless either Party gives the other Party at least ninety (90) days’ written notice of termination before the expiration of the period then in effect.

9.2.         Termination for Breach.  Either Party may terminate this Agreement if the other Party is in material breach of any term, condition or provision of this Agreement, which breach, if capable of being cured, is not cured within thirty (30) days after the non-breaching Party gives the breaching Party written notice of such breach.

9.3.         Termination for Bankruptcy; Change of Control.  Either Party, may, at its sole discretion, terminate this Agreement and all rights and licenses granted hereunder effective immediately upon notice to the other Party if a Bankruptcy Event or Change of Control occurs with respect to such other Party.

9.4.         Annual Review. The Parties agree that during the initial term of this Agreement annual reviews will be held to determine whether it is in the best interest of both Parties to continue the Agreement. These reviews will focus on the mutual accomplishments of the Parties in relation to the agreed upon projects and milestones. The first review, at the end of the first twelve months, will be based on the milestones of completing the proposed image processing demonstration system, including the SBC, and the attainment of at least three design wins. Subsequent annual reviews will be based on the mutually constructed development plans.

9.5.         Effect of Termination.  Subject to the provisions of Section 4.9, if all or part of this Agreement is terminated hereunder:

(a)           the Parties shall continue performance of any portion of this Agreement or any Statement of Work not terminated;

(b)           VTI shall immediately document in detail the status of a Statement of Work, if any, that has been terminated, and VTI shall deliver to MathStar all copies of the Deliverables that are in its or any third party’s possession, whether or not such Deliverables have been completed or are still in progress.  Such Deliverables shall, for all purposes of this Agreement, be deemed transferred to MathStar, with respect to which MathStar shall have all applicable ownership and license rights; and

(c)           the Parties shall immediately cease work as of the effective date of termination as to any terminated Statement of Work.

9.6.         Available Remedies.  Termination of all or any portion of this Agreement in accordance with this Section 9 shall not limit the terminating Party from pursuing any other remedies otherwise available to it at law or in equity, including injunctive relief.

SECTION 10

GENERAL

10.1.       Waiver.  The failure of either Party to insist on the strict performance of any terms, covenants and conditions of this Agreement at any time, or in any one or more instances, or its failure to take advantage of any of its rights hereunder, or any course of conduct or dealing, shall not be construed as a waiver or relinquishment of any such rights or conditions at any future time and shall in no way affect the continuance in full force and effect of all the provisions of this Agreement.

10.2.       Headings.  Headings used in this Agreement are for convenience of reference only and shall not be construed as altering or construing the meaning of this Agreement or any of its parts.

10.3.       Governing Law; Arbitration.

10.3.1.    Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota, excluding the body of law pertaining to conflicts of law.

10.3.2.    Arbitration.  Except with respect to any dispute involving a Party’s Intellectual Property Rights, any dispute or claim arising out of or related to this Agreement, or the interpretation, making, performance, breach or termination thereof, shall be submitted to the American Arbitration Association (“AAA”) and finally settled by binding arbitration under the AAA International Arbitration Rules by three (3) arbitrators appointed in accordance with said Rules.  The location of such arbitration shall be at a place in the United States designated by the Party not requesting arbitration.  Judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.  The arbitrators shall apply Minnesota law to the merits of any dispute or claim, excluding the body of law pertaining to conflicts of law.  At the request of either Party, the arbitrators will enter an appropriate protective order to maintain the confidentiality of information produced or exchanged in the course of the arbitration proceedings.  The costs of the arbitration, including administrative and arbitrator’s fees, shall be shared equally by the Parties.  Each Party shall bear the costs of its own attorneys’ fees and expert witness fees.  Notwithstanding the foregoing, neither Party shall be precluded from seeking an injunction or other equitable relief in any court of competent jurisdiction applying the local law of such court to remedy or prevent violation of any provision of this Agreement relating to Confidential Information or their respective Intellectual Property Rights.

10.4.       Survival.  The Parties agree that the provisions of Sections 2.3, 2.7, 3.3, 3.4, 3.5, 3.6, 4.1, 4.2, 4.6 and 5 through 10 (inclusive) shall survive the expiration or any earlier termination of this Agreement.  In addition, the following shall survive the termination or expiration of this Agreement for any reason:

(i)            any licenses to the VTI Products or FPOAs granted by VTI to resellers, end-users or other third parties;

(ii)           any rights VTI or MathStar needs to provide maintenance and support services to end-users of the VTI Products;

(iii)          VTI’s obligation to provide maintenance and support in accordance with Section 2.7; and

(iv)          the VTI Warrants, VTI Employee Warrants, the Petrole Warrants and the MathStar Option, each in accordance with its terms.

10.5.       Severability.  If any provision of this Agreement is held to be illegal, invalid or unenforceable, the remaining terms shall not be affected.  The Agreement shall be interpreted as if the illegal, invalid or unenforceable provision had not been included in it, and the invalid or unenforceable provision shall be replaced by a mutually acceptable provision which, being valid and enforceable, comes closest to the intention of the Parties underlying the invalid or unenforceable provision.

10.6.       Notices.  All notices, requests, demands, or communications required or permitted hereunder shall be in writing and shall be delivered personally or by electronic mail, facsimile or overnight delivery service at the respective addresses set forth below (or at such other addresses as shall be given in writing by either Party to the other pursuant to the terms of this Section).  All notices, requests, demand or communications shall be deemed effective upon receipt for personal delivery, or on the second business day following the date of sending by electronic mail, facsimile or overnight delivery service.

MathStar:	MathStar, Inc.
5900 Green Oak Drive
Minnetonka, Minnesota 55343
Attention: Chief Executive Officer

Telephone: (952) 746-2200
Facsimile: (952) 746-2201

VTI:	Valley Technologies, Inc.
724 Claremont Avenue
Tamaqua, PA 18252
Attention: Chief Executive Officer

Telephone: (570) 668-3737
Facsimile: (570) 668-6360

10.7.       Assignment.  The respective rights and obligations provided in this Agreement shall bind and inure to the benefit of the Parties and their legal representatives, successors and permitted assigns.  Neither Party shall assign this Agreement, in whole or in part, without the prior written consent of the other Party, which consent may be withheld for any reason.  Notwithstanding the foregoing, neither VTI nor MathStar shall be required to obtain the other Party’s consent to assign this Agreement in connection with a merger or sale of all or substantially all of such Party’s assets, but only if such merger or sale does not involve a company the other Party reasonably deems to be a competitor, and only if the non-merging Party has not terminated this Agreement under Section 9.3 in connection with such merger or sale by the other Party.  Any assignment by either party in violation of this Section 10.7 shall be null and void.

10.8.       Press Releases; Public Announcements.  Neither Party may make any press release or public announcement about this Agreement, its existence or its contents without the prior written consent of the other Party.

10.9.       Relationship of Parties.  Nothing contained in this Agreement shall be deemed or construed as creating a joint venture or partnership between MathStar and VTI.  Neither Party is by virtue of this Agreement authorized as an agent, employee or legal representative of the other Party.  Except as specifically set forth herein, neither Party shall have power to control the activities and operations of the other.  Neither Party shall have any power or authority to bind or commit the other.

10.10.     Order of Precedence.  If there is any ambiguity and/or inconsistency among the terms and conditions of this Agreement and any Statement of Work, the terms and conditions of this Agreement shall control unless such Statement of Work by its express terms overrides a specific Section or Sections of this Agreement.

10.11.     Force Majeure.  Neither Party shall be liable in case of “Force Majeure.”  The Parties to this Agreement agree that “Force Majeure” shall include (but shall not be limited to):  material breakdown of equipment, labor disputes of whatever nature or cause, and any other circumstances reasonably beyond the control of one of the Parties.  The occurrence of a Force Majeure event shall not relieve either Party of its payment obligations under this Agreement.

10.12.     Entire Agreement; Amendment.  This Agreement constitutes the entire understanding of the Parties and supersedes all prior or contemporaneous written and oral agreements, representations or negotiations with respect to the subject matter hereof including, without limitation, the Mutual Non-Disclosure Agreement by and between MathStar and VTI dated as of June 16, 2004, which is terminated and shall be of no further force or effect, effective as of the

Effective Date. This Agreement may not be modified or amended except in writing signed by both Parties.

IN WITNESS WHEREOF, this Agreement is executed by the duly authorized representatives of the Parties as of the date first set forth above.

MathStar, Inc.	Valley Technologies, Inc.

/s/ Douglas M. Pihl	/s/ Gerald Petrole Sr.
Signature	Signature

Douglas M. Pihl	Gerald Petrole Sr.
Named Types or Printed	Name Typed or Printed

President and CEO	President and CEO
Title Typed or Printed	Title Typed or Printed

/s/ Gerald Petrole Sr.
Gerald Petrole, as to only Sections 2.5, 3.1.2 and 3.3

EXHIBIT A

DEVELOPMENT SCHEDULE

Reconfiguarable Sensor Imaging System Demonstration Project

Introduction

This project develops a demonstration system based on the specification from customer(s).  This demonstration system includes one FPOA SOA13D40-01, one Single Board Computer (SBC), and a display

PC as shown in Figure 1.

The FPOA device performs real-time data registration, processing and detection.  The SBC initializes and issues control commands to FPOA. The display PC receives processed result and display them in a user friendly format.

MathStar has teamed up with Valley Technology for this project. The customer will provide the display PC and the presentation software and the rest of the system will be designed and implemented by the two companies.  The division of work is describe as following.

Hardware

VTI will provide

•                   Design and implement one FPOA that can either standalone or interface with a PCI backplane

•                   Design and implement one SBC board that can interface with a PCI backplane

•                   Final hardware and software integration and test

MathStar will provide

•                   FPOA SOA13D40-1 device

Software

VTI will provide

•                   All software running on SBC

•                   The following software on FPOA

•                  Interface to PCI bridge and SBC

•                  Interface to A/D device

•                  Interface to external memory (RLDRAM)

•                  Interface to LEDs and jumpers

•                  The following processing software: spike suppression, non-uniformity correction, super-frame calculation, spatial filter, peak detection

MathStar will provide

•                   Temporal processing that includes: covariance matrix calculation, temporal matched filter and peak detection

•                   Final FPOA software integration and test

Documentations

VTI will provide

•                   FPOA board specification

•                   Demo system specification

MathStar will provide

•                   FPOA software specification

EXHIBIT B

FORM OF VTI WARRANT

THIS WARRANT, AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), AS AMENDED, OR UNDER ANY APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS (“BLUE SKY LAWS”). NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THIS WARRANT OR ANY INTEREST THEREIN MAY BE MADE EXCEPT PURSUANT TO (1) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND ANY APPLICABLE BLUE SKY LAWS OR (2) AN OPINION OF COUNSEL FOR THE COMPANY OR OTHER COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.

, 200	Series VTI-

WARRANT

To Purchase

Shares of Common Stock of

MATHSTAR, INC.

MathStar, Inc., a Minnesota corporation (the “Company”), for value received, hereby certifies that                , or his/her/its registered assigns (the “Holder”), is entitled, subject to the terms set forth below, upon exercise of this Warrant, to purchase from the Company, at any time or from time to time, subject to the vesting schedule set forth in Section 1 of this Warrant below, and on or before 11:59 p.m. (Minneapolis, Minnesota time) on October 8, 2014 (subject to earlier termination as provided in Section 7 of this Warrant), a total of                    (            ) shares of common stock of the Company, $0.01 par value per share (the “Common Stock”), at an initial exercise price of $2.00 per share.  (The initial exercise price of $2.00 per share set forth in the foregoing sentence is hereinafter referred to as the “Exercise Price,” and the Exercise Price is subject to adjustment as provided in the antidilution provisions of this Warrant under Section 5 hereof.)  This Warrant is one of a series of warrants (the “VTI Strategic Warrants”) entitled the “VTI Warrants, “ the “VTI Employee Warrants” and the “Petrole Warrants” issued pursuant to Sections 3.1.1 and 3.1.2 of the Strategic Partnership Agreement dated as of October 8, 2004 (the “Strategic Partnership Agreement”) by and among the Company, Valley Technologies, Inc. (“VTI”) and Gerald Petrole.

The shares of Common Stock which may be acquired upon exercise of this Warrant are referred to herein as the “Warrant Shares.”  As used herein, the term “Holder” includes any party who acquires all or a part of this Warrant as a registered transferee, or any record holder or holders of the Warrant Shares issued upon exercise, whether in whole or in part, of the Warrant.  The term “Common Stock” shall include any capital stock of any class of the Company hereafter authorized which shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Company.

This Warrant is further subject to the following provisions, terms and conditions:

1.     Vesting; Exercise of Warrant.  This Warrant shall become exercisable as to one-third (1/3) of the total number of Warrant Shares on each of October 8, 2005, October 8, 2006 and October 8, 2007.  The Holder may exercise this Warrant after the Warrant Shares have vested and before its expiration or termination, in whole or in part (but not as to any fraction of a share of Common Stock), by sending to the Company at its principal office (i) this Warrant, (ii) the Exercise Form attached hereto as Exhibit A, completed and duly executed by such Holder or by such Holder’s duly authorized attorney-in-fact, and (iii) the payment of the Exercise Price in the form of a wire transfer, a bank or certified check or, in the Company’s sole discretion, a personal check, in the amount of the Exercise Price multiplied by the number of Warrant Shares as to which the Warrant is being exercised.

2.     Effective Date of Exercise.  Each exercise of this Warrant shall be deemed effective as of the close of business on the day on which this Warrant is surrendered to the Company as provided in Section 1 above.  At such time, the person or persons in whose name or names any certificates for Warrant Shares shall be issuable upon such exercise shall be deemed to have become the holder or holders of record of the Warrant Shares represented by such certificates.

3.     Issuance of the Warrant Shares. Within fifteen (15) days after the exercise of this Warrant, in whole or in part, the Company will, at its expense, issue in the name of and deliver to the Holder or such other person as the Holder may direct (upon payment by such Holder of any applicable transfer taxes): (i) a certificate or certificates for the number of full Warrant Shares to which Holder is entitled upon exercise, and (ii) unless this Warrant has expired, a new Warrant or Warrants (dated the date hereof and in form identical hereto) representing the right to purchase the remaining number of shares of Common Stock, if any, with respect to which this Warrant has not then been exercised.

4.     Exchange and Replacement. Subject to Sections 1 and 8, this Warrant is exchangeable upon the surrender of the Warrant by the Holder to the Company at its principal office for new Warrants of like tenor and date representing in the aggregate the right to purchase the number of Warrant Shares then purchasable hereunder. The new Warrants will represent the right to purchase such number of Warrant Shares (not to exceed the aggregate total number then purchasable hereunder) as the Holder shall designate at the time of such surrender.  Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to the Company, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor, in lieu of this Warrant. This Warrant shall be promptly canceled by the Company upon the surrender hereof in connection with any exchange or replacement.  The Company shall pay all expenses, taxes (other than stock transfer taxes), and other charges payable in connection with the preparation, execution, and delivery of Warrants pursuant to this Section 4.

5.     Antidilution Adjustments to Exercise Price.  The provisions of this Warrant are subject to adjustment as provided in this Section 5.

(a)   The Exercise Price shall be adjusted from time to time such that in case the Company shall hereafter:

(i)            pay any dividends on any class of stock of the Company payable in Common Stock or securities convertible into Common Stock;

(ii)           subdivide its then outstanding shares of Common Stock into a greater number of shares; or

(iii)          combine outstanding shares of Common Stock, by reclassification or otherwise;

then, in any such event, the Exercise Price in effect immediately prior to such event shall (until adjusted again pursuant hereto) be adjusted immediately after such event to a price (calculated to the nearest full cent) determined by dividing (A) the number of shares of Common Stock outstanding immediately prior to such event, multiplied by the then existing Exercise Price, by (B) the total number of shares of Common Stock outstanding immediately after such event (including in each case the maximum number of shares of Common Stock issuable in respect of any securities convertible into Common Stock), and the resulting quotient shall be the adjusted Exercise Price per share.  An adjustment made pursuant to this Subsection shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.  If, as a result of an adjustment made pursuant to this Subsection, the Holder of any Warrant thereafter surrendered for exercise shall become entitled to receive shares of two or more classes of capital stock or shares of Common Stock and other capital stock of the Company, the Board of Directors (whose determination shall be conclusive) shall reasonably and not arbitrarily determine the allocation of the adjusted Exercise Price between or among shares of such classes of capital stock or shares of Common Stock and other capital stock.  All calculations under this Subsection shall be made to the nearest cent or to the nearest 1/100 of a share, as the case may be.  If at any time as a result of an adjustment made pursuant to this Subsection, the holder of any Warrant thereafter surrendered for exercise shall become entitled to receive any shares of the Company other than shares of Common Stock, thereafter the Exercise Price of such other shares so receivable upon exercise of any Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in this Section.

(b)   Upon each adjustment of the Exercise Price pursuant to Section 5(a) above, the Holder of each Warrant shall thereafter (until another such adjustment) be entitled to purchase at the adjusted Exercise Price the number of shares, calculated to the nearest full share, obtained by multiplying the number of shares specified in such Warrant that may be purchased at such Exercise Price (as adjusted as a result of all adjustments in the Exercise Price in effect prior to such adjustment) by the Exercise Price in effect prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

(c)   In case of any consolidation or merger to which the Company is a party, other than a merger or consolidation in which the Company is the continuing corporation, or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, or in the case of any statutory exchange of securities with another corporation (including any exchange effected in connection with a merger of a third corporation into the Company), there shall be no adjustment under

Section 5(a) above, but the Holder of each Warrant then outstanding shall have the right thereafter to convert such Warrant into the kind and amount of shares of stock and other securities and property which he would have owned or have been entitled to receive immediately after such consolidation, merger, statutory exchange, sale, or conveyance had such Warrant been exercised immediately before the effective date of such consolidation, merger, statutory exchange, sale, or conveyance and, in any such case, if necessary, appropriate adjustment shall be made in the application of the provisions set forth in this Section with respect to the rights and interests thereafter of any Holders of the Warrant, to the end that the provisions set forth in this Section shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock and other securities and property thereafter deliverable on the exercise of the Warrant.  The provisions of this Subsection shall similarly apply to successive consolidations, mergers, statutory exchanges, sales or conveyances.

(d)   Upon any adjustment of the Exercise Price, then and in each such case, the Company shall give written notice thereof, by first-class mail, postage prepaid, addressed to the Holder as shown on the books of the Company, which notice shall state the Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of shares of Common Stock purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

6.     Fractional Shares.

(a)   Fractional shares shall not be issued upon the exercise of this Warrant.  However, in any case where the Holder would, except for the provisions of this Section 6, be entitled under the terms hereof to receive a fractional share, the Company shall, upon the exercise of this Warrant, issue the largest number of whole shares and pay a sum in cash equal to the sum of (a) the excess, if any, of the Fair Market Value of such fractional share over the proportional part of the Exercise Price represented by such fractional share, plus (b) the proportional part of the Exercise Price represented by such fractional share.

(b)   For purposes of this Section, the term “Fair Market Value” with respect to shares of Common Stock as of a particular date (the “Determination Date”) shall mean:

(i)            If the Company’s Common Stock is traded on an exchange or is quoted on The NASDAQ National Market, then the average closing or last sale prices, respectively, reported for the ten (10) consecutive trading days immediately preceding the Determination Date;

(ii)           If the Company’s Common Stock is not traded on an exchange or quoted on The NASDAQ National Market but is traded on The NASDAQ SmallCap Market, the OTC Bulletin Board or the local over-the-counter market, then the average of the mid-points between the closing bid and asked prices reported for the ten (10) consecutive trading days immediately preceding the Determination Date; and

(iii)          If the Company’s Common Stock is not publicly traded, then the then the price established in good faith by the Company’s Board of Directors.

7.     Earlier Termination.  Notwithstanding anything in this Agreement to the contrary, (a) upon termination or expiration of the Strategic Partnership Agreement, this Warrant shall immediately terminate and be of no further force or effect with respect to any Warrant Shares as to which this Warrant has not then vested, but such termination or expiration shall not affect the vested portion of the Warrant, and (b) if the employment of the Holder with VTI is terminated for any reason other than by reason of the death or disability of the Holder, (i) this Warrant shall immediately terminate and be of no further force or effect with respect to any Warrant Shares as to which this Warrant has not then vested, and (ii) the Holder shall have ninety (90) days after the effective date of such termination of employment to exercise this Warrant with respect to any Warrant Shares as to which this Warrant has vested and, if this Warrant is not exercised during such ninety (90)-day period, it shall immediately terminate at the end thereof and be of no further force or effect.  The termination of the Holder’s employment with VTI due to the Holder’s death or disability (with disability being determined in the Company’s sole discretion) shall not affect the vesting or continuation of this Warrant.

8.     No Voting Rights.  This Warrant shall not entitle the Holder to any voting rights or other rights as a shareholder of the Company unless and until exercised pursuant to the provisions hereof.

9.     Notification of Transfer of Warrant or Resale of Warrant Shares.  The Holder of this Warrant, by acceptance hereof, agrees to give written notice to the Company before transferring this Warrant, in whole or in part, or transferring any shares of Common Stock issued upon the exercise hereof, of such Holder’s intention to do so. The notice shall include: (a) a brief description of the manner of any proposed transfer, and (b) an opinion of counsel reasonably satisfactory to the Company that (i) the proposed exercise or transfer may be effected without registration or qualification under the Securities Act and any applicable Blue Sky Laws, or (ii) the proposed exercise or transfer has been registered under such laws.  Upon delivering such notice, the Holder shall be entitled to transfer this Warrant or such Warrant Shares, all in accordance with the terms of the notice delivered by such Holder to the Company, provided that an appropriate legend may be endorsed on the certificates for such shares respecting restrictions upon transfer thereof necessary or advisable in the reasonable opinion of counsel to the Company to prevent further transfer which would be in violation of Section 5 of the Securities Act and applicable Blue Sky Laws.

If, in the reasonable opinion of counsel to the Company or other counsel reasonably acceptable to the Company, the proposed transfer or disposition of this Warrant or the Warrant Shares described in the written notice given pursuant to this Section 8 may not be effected without registration of this Warrant or the Warrant Shares, the Company shall promptly give written notice thereof to the Holder within ten (10) days after the Company receives such notice, and such Holder will limit its activities in respect to such as, in the opinion of such counsel, is permitted by law.

10.  Covenants of the Company.  The Company covenants and agrees that all Warrant Shares will, upon issuance, be duly authorized and issued, fully paid, nonassessable and free from all taxes, liens and charges with respect to the issue thereof.  The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised,  the Company will at all times have authorized and reserved for the purpose of issue or transfer upon exercise hereof, a sufficient number of shares of its Common Stock to provide for the exercise of this Warrant.

11.  Notices.  All notices hereunder shall be in writing and shall be delivered personally or by telefax (receipt confirmed), or shall be sent by a reputable express delivery service or by certified mail, postage prepaid with return receipt requested, addressed as follows:

(i)            if to Holder, at such Holder’s registered address as reflected in the Company’s records; and

(ii)           if to the Company, to:

MathStar, Inc.

5900 Green Oak Drive

Minneapolis, MN 55343

Attention:  Chief Executive Officer

Facsimile:  (952) 746-2201

Any party may change the above-specified recipient and/or mailing address by notice to all other parties given in the manner herein prescribed.  All notices shall be deemed given on the day when actually delivered as provided above if delivered personally or by telefax or on the day shown on the return receipt if delivered by mail or delivery service.

12.  Miscellaneous.

(a)   This Warrant may be amended by agreement of the Company and the holders of outstanding VTI Strategic Warrants to purchase at least a majority of the number of shares of Common Stock then subject to outstanding VTI Strategic Warrants.

(b)   This Warrant shall be governed by and construed in accordance with the laws of the State of Minnesota without regard to its conflict of laws provisions.

(c)   The Company will not, by amendment of its Articles of Incorporation or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act or deed, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by the Company, but will, at all times in good faith, assist, insofar as it is able, in the carrying out of all provisions hereof and in the taking of all other action which may be necessary in order to protect the rights of the Holder hereof against dilution, consistent with the terms of this Warrant.

(d)   A number of shares of Common Stock sufficient to provide for the exercise of this Warrant upon the basis herein set forth shall at all times be reserved for the exercise thereof.

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its authorized officer and dated as of the date stated above.

MathStar, Inc.

By:
Signature

Name Typed or Printed

Its:
Title Typed or Printed

Exhibit A

WARRANT EXERCISE FORM

To be signed only upon exercise of Warrant.

The undersigned, the holder of the within Warrant issued by MathStar, Inc., hereby irrevocably elects to exercise the purchase rights represented by such Warrant for, and to purchase thereunder, a total of                Warrant Shares to which such Warrant relates and herewith makes payment of $               per share and a total of $               for the purchase of such Warrant Shares.

Said purchase price is paid in full herewith in cash, via wire transfer, by certified or bank check or, in the sole discretion of MathStar, Inc., by personal check, and the undersigned requests that such shares be issued and be delivered to                                     , the address for which is set forth below the signature of the undersigned.

Dated:

(Taxpayer’s I.D. Number)	(Signature)

(Address)

EXHIBIT C

FORM OF PETROLE WARRANT

THIS WARRANT, AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), AS AMENDED, OR UNDER ANY APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS (“BLUE SKY LAWS”). NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THIS WARRANT OR ANY INTEREST THEREIN MAY BE MADE EXCEPT PURSUANT TO (1) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND ANY APPLICABLE BLUE SKY LAWS OR (2) AN OPINION OF COUNSEL FOR THE COMPANY OR OTHER COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.

Date:	Series VTI

WARRANT

To Purchase

Shares of Common Stock of

MATHSTAR, INC.

MathStar, Inc., a Minnesota corporation (the “Company”), for value received, hereby certifies that                       or his registered assigns (the “Holder”), is entitled, subject to the terms set forth below, upon exercise of this Warrant, to purchase from the Company, at any time or from time to time, subject to the vesting schedule set forth in Section 1 of this Warrant below, and on or before 11:59 p.m. (Minneapolis, Minnesota time) on                         (subject to earlier termination as provided in Section 7 of this Warrant), a total of                                     (              ) shares of common stock of the Company, $0.01 par value per share (the “Common Stock”), at an initial exercise price of $         per share.  (The initial exercise price of $             per share set forth in the foregoing sentence is hereinafter referred to as the “Exercise Price,” and the Exercise Price is subject to adjustment as provided in the antidilution provisions of this Warrant under Section 5 hereof.)  This Warrant is one of a series of warrants (the “VTI Strategic Warrants”) entitled the “VTI Warrants, “ the “VTI Employee Warrants” and the “Petrole Warrants” issued pursuant to Sections 3.1.1 and 3.1.2 of the Strategic Partnership Agreement dated as of                     (the “Strategic Partnership Agreement”) by and among the Company, Valley Technologies, Inc. and Gerald Petrole.

The shares of Common Stock which may be acquired upon exercise of this Warrant are referred to herein as the “Warrant Shares.”  As used herein, the term “Holder” includes any party who acquires all or a part of this Warrant as a registered transferee, or any record holder or holders of the Warrant Shares issued upon exercise, whether in whole or in part, of the Warrant.  The term “Common Stock” shall include any capital stock of any class of the Company hereafter authorized which shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Company.

This Warrant is further subject to the following provisions, terms and conditions:

13.  Vesting; Exercise of Warrant.  This Warrant shall become exercisable as to                         (               ) Warrant Shares upon the achievement of each “Design Win,” as the term “Design Win” is defined and determined in accordance with the Strategic Partnership Agreement.  The Holder may exercise this Warrant after the Warrant Shares have vested and before its expiration or termination, in whole or in part (but not as to any fraction of a share of Common Stock), by sending to the Company at its principal office (i) this Warrant, (ii) the Exercise Form attached hereto as Exhibit A, completed and duly executed by such Holder or by such Holder’s duly authorized attorney-in-fact, and (iii) the payment of the Exercise Price in the form of a wire transfer, a bank or certified check or, in the Company’s sole discretion, a personal check, in the amount of the Exercise Price multiplied by the number of Warrant Shares as to which the Warrant is being exercised.

14.  Effective Date of Exercise.  Each exercise of this Warrant shall be deemed effective as of the close of business on the day on which this Warrant is surrendered to the Company as provided in Section 1 above.  At such time, the person or persons in whose name or names any certificates for Warrant Shares shall be issuable upon such exercise shall be deemed to have become the holder or holders of record of the Warrant Shares represented by such certificates.

15.  Issuance of the Warrant Shares. Within fifteen (15) days after the exercise of this Warrant, in whole or in part, the Company will, at its expense, issue in the name of and deliver to the Holder or such other person as the Holder may direct (upon payment by such Holder of any applicable transfer taxes): (i) a certificate or certificates for the number of full Warrant Shares to which Holder is entitled upon exercise, and (ii) unless this Warrant has expired, a new Warrant or Warrants (dated the date hereof and in form identical hereto) representing the right to purchase the remaining number of shares of Common Stock, if any, with respect to which this Warrant has not then been exercised.

16.  Exchange and Replacement. Subject to Sections 1 and 8, this Warrant is exchangeable upon the surrender of the Warrant by the Holder to the Company at its principal office for new Warrants of like tenor and date representing in the aggregate the right to purchase the number of Warrant Shares then purchasable hereunder. The new Warrants will represent the right to purchase such number of Warrant Shares (not to exceed the aggregate total number then purchasable hereunder) as the Holder shall designate at the time of such surrender.  Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to the Company, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor, in lieu of this Warrant. This Warrant shall be promptly canceled by the Company upon the surrender hereof in connection with any exchange or replacement.  The Company shall pay all expenses, taxes (other than stock transfer taxes), and other charges payable in connection with the preparation, execution, and delivery of Warrants pursuant to this Section 4.

17.  Antidilution Adjustments to Exercise Price.  The provisions of this Warrant are subject to adjustment as provided in this Section 5.

(a)   The Exercise Price shall be adjusted from time to time such that in case the Company shall hereafter:

(i)            pay any dividends on any class of stock of the Company payable in Common Stock or securities convertible into Common Stock;

(ii)           subdivide its then outstanding shares of Common Stock into a greater number of shares; or

(iii)          combine outstanding shares of Common Stock, by reclassification or otherwise;

then, in any such event, the Exercise Price in effect immediately prior to such event shall (until adjusted again pursuant hereto) be adjusted immediately after such event to a price (calculated to the nearest full cent) determined by dividing (A) the number of shares of Common Stock outstanding immediately prior to such event, multiplied by the then existing Exercise Price, by (B) the total number of shares of Common Stock outstanding immediately after such event (including in each case the maximum number of shares of Common Stock issuable in respect of any securities convertible into Common Stock), and the resulting quotient shall be the adjusted Exercise Price per share.  An adjustment made pursuant to this Subsection shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.  If, as a result of an adjustment made pursuant to this Subsection, the Holder of any Warrant thereafter surrendered for exercise shall become entitled to receive shares of two or more classes of capital stock or shares of Common Stock and other capital stock of the Company, the Board of Directors (whose determination shall be conclusive) shall reasonably and not arbitrarily determine the allocation of the adjusted Exercise Price between or among shares of such classes of capital stock or shares of Common Stock and other capital stock.  All calculations under this Subsection shall be made to the nearest cent or to the nearest 1/100 of a share, as the case may be.  If at any time as a result of an adjustment made pursuant to this Subsection, the holder of any Warrant thereafter surrendered for exercise shall become entitled to receive any shares of the Company other than shares of Common Stock, thereafter the Exercise Price of such other shares so receivable upon exercise of any Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in this Section.

(b)   Upon each adjustment of the Exercise Price pursuant to Section 5(a) above, the Holder of each Warrant shall thereafter (until another such adjustment) be entitled to purchase at the adjusted Exercise Price the number of shares, calculated to the nearest full share, obtained by multiplying the number of shares specified in such Warrant that may be purchased at such Exercise Price (as adjusted as a result of all adjustments in the Exercise Price in effect prior to such adjustment) by the Exercise Price in effect prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

(c)   In case of any consolidation or merger to which the Company is a party, other than a merger or consolidation in which the Company is the continuing corporation, or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, or in the case of any statutory exchange of securities with another corporation (including any exchange effected in connection with a merger of a third corporation into the Company), there shall be no adjustment under Section 5(a) above, but the Holder of each Warrant then outstanding shall have the right thereafter to convert such Warrant into the kind and amount of shares of stock and other securities and property which he would have owned or have been entitled to receive immediately after such consolidation, merger, statutory exchange, sale, or conveyance had such Warrant been exercised immediately before the effective date of such consolidation, merger, statutory exchange, sale, or conveyance and, in any such case, if necessary, appropriate adjustment shall be made in the application of the provisions set forth in this Section with respect to the rights and interests thereafter of any Holders of the Warrant, to the end that the provisions set forth in this Section shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock and other securities and property thereafter deliverable on the exercise of the Warrant.  The provisions of this Subsection shall similarly apply to successive consolidations, mergers, statutory exchanges, sales or conveyances.

(d)   Upon any adjustment of the Exercise Price, then and in each such case, the Company shall give written notice thereof, by first-class mail, postage prepaid, addressed to the Holder as shown on the books of the Company, which notice shall state the Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of shares of Common Stock purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

18.  Fractional Shares.

(a)   Fractional shares shall not be issued upon the exercise of this Warrant.  However, in any case where the Holder would, except for the provisions of this Section 6, be entitled under the terms hereof to receive a fractional share, the Company shall, upon the exercise of this Warrant, issue the largest number of whole shares and pay a sum in cash equal to the sum of (a) the excess, if any, of the Fair Market Value of such fractional share over the proportional part of the Exercise Price represented by such fractional share, plus (b) the proportional part of the Exercise Price represented by such fractional share.

(b)   For purposes of this Section, the term “Fair Market Value” with respect to shares of Common Stock as of a particular date (the “Determination Date”) shall mean:

(i)            If the Company’s Common Stock is traded on an exchange or is quoted on The NASDAQ National Market, then the average closing or last sale prices, respectively, reported for the ten (10) consecutive trading days immediately preceding the Determination Date;

(ii)           If the Company’s Common Stock is not traded on an exchange or quoted on The NASDAQ National Market but is traded on The NASDAQ SmallCap Market, the OTC Bulletin Board or the local over-the-counter market, then the average of the mid-points between the closing bid and asked prices reported for the ten (10) consecutive trading days immediately preceding the Determination Date; and

(iii)          If the Company’s Common Stock is not publicly traded, then the then the price established in good faith by the Company’s Board of Directors.

19.  Earlier Termination.  Notwithstanding anything in this Agreement to the contrary, on the earlier to occur of                  or the effective date of the termination or expiration of the Strategic Partnership Agreement, this Warrant shall terminate and be of no further force or effect with respect to any Warrant Shares as to which this Warrant has not then vested, but such termination shall not affect the vested portion of this Warrant.

20.  No Voting Rights.  This Warrant shall not entitle the Holder to any voting rights or other rights as a shareholder of the Company unless and until exercised pursuant to the provisions hereof.

21.  Notification of Transfer of Warrant or Resale of Warrant Shares.  The Holder of this Warrant, by acceptance hereof, agrees to give written notice to the Company before transferring this Warrant, in whole or in part, or transferring any shares of Common Stock issued upon the exercise hereof, of such Holder’s intention to do so. The notice shall include: (a) a brief description of the manner of any proposed transfer, and (b) an opinion of counsel reasonably satisfactory to the Company that (i) the proposed exercise or transfer may be effected without registration or qualification under the Securities Act and any applicable Blue Sky Laws, or (ii) the proposed exercise or transfer has been registered under such laws.  Upon delivering such notice, the Holder shall be entitled to transfer this Warrant or such Warrant Shares, all in accordance with the terms of the notice delivered by such Holder to the Company, provided that an appropriate legend may be endorsed on the certificates for such shares respecting restrictions upon transfer thereof necessary or advisable in the reasonable opinion of counsel to the Company to prevent further transfer which would be in violation of Section 5 of the Securities Act and applicable Blue Sky Laws.

If, in the reasonable opinion of counsel to the Company or other counsel reasonably acceptable to the Company, the proposed transfer or disposition of this Warrant or the Warrant Shares described in the written notice given pursuant to this Section 8 may not be effected without registration of this Warrant or the Warrant Shares, the Company shall promptly give written notice thereof to the Holder within ten (10) days after the Company receives such notice, and such Holder will limit its activities in respect to such as, in the opinion of such counsel, is permitted by law.

22.  Covenants of the Company.  The Company covenants and agrees that all Warrant Shares will, upon issuance, be duly authorized and issued, fully paid, nonassessable and free from all taxes, liens and charges with respect to the issue thereof.  The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised,  the Company will at all times have authorized and reserved for the purpose of issue or transfer upon exercise hereof, a sufficient number of shares of its Common Stock to provide for the exercise of this Warrant.

23.  Notices.   All notices hereunder shall be in writing and shall be delivered personally or by telefax (receipt confirmed), or shall be sent by a reputable express delivery service or by certified mail, postage prepaid with return receipt requested, addressed as follows:

(i)            if to Holder, at such Holder’s registered address as reflected in the Company’s records; and

(ii)           if to the Company, to:

MathStar, Inc.

5900 Green Oak Drive

Minneapolis, MN  55343

Attention:  Chief Executive Officer

Facsimile:  (952) 746-2201

Any party may change the above-specified recipient and/or mailing address by notice to all other parties given in the manner herein prescribed.  All notices shall be deemed given on the day when actually delivered as provided above if delivered personally or by telefax or on the day shown on the return receipt if delivered by mail or delivery service.

24.  Miscellaneous.

(a)   This Warrant may be amended by agreement of the Company and the holders of outstanding VTI Strategic Warrants to purchase at least a majority of the number of shares of Common Stock then subject to outstanding VTI Strategic Warrants.

(b)   This Warrant shall be governed by and construed in accordance with the laws of the State of Minnesota without regard to its conflict of laws provisions.

(c)   The Company will not, by amendment of its Articles of Incorporation or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act or deed, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by the Company, but will, at all times in good faith, assist, insofar as it is able, in the carrying out of all provisions hereof and in the taking of all other action which may be necessary in order to protect the rights of the Holder hereof against dilution, consistent with the terms of this Warrant.

(d)   A number of shares of Common Stock sufficient to provide for the exercise of this Warrant upon the basis herein set forth shall at all times be reserved for the exercise thereof.

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its authorized officer and dated as of the date stated above.

MathStar, Inc.

By:
Signature

Name Typed or Printed

Its:
Title Typed or Printed

Exhibit A

WARRANT EXERCISE FORM

To be signed only upon exercise of Warrant.

The undersigned, the holder of the within Warrant issued by MathStar, Inc., hereby irrevocably elects to exercise the purchase rights represented by such Warrant for, and to purchase thereunder, a total of                      Warrant Shares to which such Warrant relates and herewith makes payment of $                     per share and a total of $                   for the purchase of such Warrant Shares.

Said purchase price is paid in full herewith in cash, via wire transfer, by certified or bank check or, in the sole discretion of MathStar, Inc., by personal check, and the undersigned requests that such shares be issued and be delivered to                                  , the address for which is set forth below the signature of the undersigned.

Dated:

(Taxpayer’s I.D. Number)	(Signature)

(Address)